UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2025 (April 30, 2025)

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 pf this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2025, the construction loan of T1 G1 Dallas Solar Module (Trina) LLC, a Texas limited liability company (the “Borrower”, a wholly owned subsidiary of T1 Energy Inc., the “Company”) converted to a term loan (the “Term Conversion”) in accordance with the terms of the Borrower’s credit agreement dated July 16, 2024 with HSBC Bank USA, N.A., as administrative and collateral agent, Standard Chartered Bank, Société Générale and HSBC Bank USA, N.A., as joint lead arrangers, Standard Chartered Bank, as green loan coordinator, and the lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Term Conversion occurred following the Borrower’s satisfaction of certain conditions precedent set forth in Section 4.03 of the Credit Agreement, including: (i) a formal acknowledgment by each of the Borrower’s key solar photovoltaic module offtakers that the Facility Commissioning Date (as defined under the applicable Offtake Contract (as defined in the Credit Agreement)) has occurred; (ii) Substantial Completion (as defined under that certain Agreement, dated as of September 15, 2023, by and between the Borrower and Gray Construction, Inc., as amended) has occurred; and (iii) a certification by an independent engineer that the Borrower’s solar photovoltaic module manufacturing facility with a total annual production capacity of 5 GWdc located in Wilmer, Texas has been installed, tested and is ready and capable of being used for its intended purposes in a safe manner. Following the Term Conversion, the term loans under the Credit Agreement are scheduled to mature on December 31, 2029.

In connection with the Term Conversion, the Borrower amended the Credit Agreement pursuant to that certain Amendment No. 5 to the Credit Agreement, dated as of April 30, 2025 (“Amendment No. 5”), which, among other things, reduces the balance required to be maintained in the Borrower’s debt service reserve account for the initial period starting on the date of Term Conversion and ending on June 30, 2025.

The foregoing description of the Credit Agreement and Amendment No. 5 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement. A copy of Amendment No. 5 is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On May 1, 2025, the Company issued a press release announcing the Term Conversion. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 5 to the Credit Agreement, dated as of April 30, 2025, by and among the Borrower, the lenders from time to time party thereto, and HSBC Bank USA, N.A., as administrative and collateral agent

99.1	Press Release dated May 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Joseph Evan Calio
	Name:	Joseph Evan Calio
	Title:	Chief Financial Officer

Dated: May 1, 2025

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